                               EXHIBIT 24.3.9.




                        INDEPENDENT AUDITORS' CONSENT


                                      OF


                             SPICER JEFFRIES, LLP



                             DATED MARCH 1, 2004




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                        [GRAPHIC OMITTED][GRAPHIC OMITTED]Spicer, Jeffries LLP
                                                  Certified Public Accountants

                                                      5251 SOUTH QUEBEC STREET
                                                   GREENWOOD VILLAGE, CO 80111
                                                     TELEPHONE: (303) 753-1959
                                                           FAX: (303) 753-0338
                                                        www.spicerjeffries.com





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in this Registration Statement of MSTG Solutions, Inc., a Nevada corporation on Form SB-2, Amendment No. 6, of our report dated October 17, 2003, accompanying the Financial Statements of MSTG Solutions, Inc., which appear in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.




                                     /S/     SPICER JEFFRIES LLP



Greenwood Village, Colorado
March 1, 2004